Exhibit 13.2

Certification of the Chief Financial Officer

In connection with the annual report of Luke Energy Ltd. (the “Company”) on Form 20-F for the fiscal year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Carrie McLauchlin, Vice-President, Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 30 , 2005

By:	/s/ Carrie McLauchlin

Name:	Carrie McLauchlin
Title:	Vice-President, Finance & CFO